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                                                                    EXHIBIT 99.1

         HALOZYME THERAPEUTICS ANNOUNCES $13.9 MILLION PRIVATE FINANCING

SAN DIEGO, OCTOBER 13, 2004 - Halozyme Therapeutics, Inc. (OTCBB: HZYM), a development stage biopharmaceutical company developing and commercializing recombinant human enzymes, today announced that it has entered into definitive securities purchase agreements with certain institutional and accredited investors for a $13.9 million private placement of newly issued shares of common stock and the concurrent issuance of warrants for the purchase of additional shares of common stock. The financing is subject to customary closing conditions and is not subject to shareholder approval.

The Company will issue in the financing an aggregate of approximately 7.9 million shares of common stock at a price of $1.75 per share, together with warrants to purchase up to 2.4 million additional shares of common stock at an exercise price of $2.25 per share. SG Cowen & Co., LLC is serving as placement agent for the financing.

"This financing provides Halozyme with sufficient cash to fund our currently planned operations well into 2006," said Jonathan Lim, MD, Halozyme's Chairman and CEO. "We are well-capitalized to execute our business strategy, and are also building upon the momentum generated through our recent sales and marketing agreement with Baxter Healthcare for our Enhanze SC(TM) product candidate and the recent 510(k) filing for our Cumulase(TM) product candidate."

The shares of common stock and warrants sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. The shares and warrants were offered and sold only to institutional and accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement and the shares of common stock issued upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT HALOZYME THERAPEUTICS, INC.

Halozyme Therapeutics, Inc. is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility (CUMULASE(TM)), ophthalmology (ENHANZE SC(TM)), and oncology (CHEMOPHASE(TM)) communities. The company's portfolio of products in development is based on intellectual property covering the family of human enzymes known as hyaluronidases. The first recombinant human hyaluronidase (rHuPH20) is being developed by Halozyme as a medical device (CUMULASE(TM)), drug enhancement agent (ENHANZE SC(TM)), and therapeutic biologic (CHEMOPHASE(TM)).

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SAFE HARBOR STATEMENT

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company's planned operations, the sufficiency of available capital to fund operations, the timing of closing for the private placement and the Company's products under development) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.